                                                                 [Exhibit 8(cc)]

                                AMENDMENT NO. 8

                            PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated December 18, 1996, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and Merrill Lynch Life Insurance Company ("MLLIC"), an Arkansas life insurance company, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

-  AIM V.I. Basic Value Fund
-  AIM V.I. Capital Appreciation Fund
- AIM V.I. International Growth Fund (formerly known as AIM V.I. International Equity Fund)
-  AIM V.I. Mid Cap Core Equity Fund
-  AIM V.I. Core Equity Fund*

* Effective May 1, 2006

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-  Merrill Lynch Life Variable Annuity Separate Account A
-  Merrill Lynch Variable Life Separate Account
-  Merrill Lynch Life Variable Life Separate Account II

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-  Merrill Lynch Investor Choice-Investor Series
-  Merrill Lynch Retirement Plus
-  Merrill Lynch Investor Life
-  Merrill Lynch Investor Life Plus
-  Merrill Lynch Estate Investor I
-  Merrill Lynch Estate Investor II
-  Prime Plans I, II, III, IV,  V, VI, 7
-  Prime Plan Investor
-  Directed Life, Directed Life 2
-  Merrill Lynch Retirement Power
-  Merrill Lynch Legacy Power
-  Merrill Lynch Retirement Optimizer

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2006


                                        AIM VARIABLE INSURANCE FUNDS


Attest:                                 By:
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Name:                                   Name:
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Title:                                  Title:
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                                        A I M DISTRIBUTORS, INC.


Attest:                                 By:
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Name:                                   Name:
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Title:                                  Title:
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                                        MERRILL LYNCH LIFE INSURANCE COMPANY



Attest:                                 By:
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Name:                                   Name: Kirsty Lieberman
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Title:                                  Title:Vice President & Senior Counsel
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